Exhibit 23.1







                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Dynex Capital, Inc.



     We consent to the incorporation by reference in Registration Statements Nos. 333-22859, 333-10783, 333-10587 and 333-35769 of Dynex Capital, Inc. on
Form S-3 and Registration Statement No. 333-32663 of Dynex Capital, Inc. on Form S-8 of our report dated March 26, 1999 appearing in the Annual Report on Form 10-K/A of Dynex Capital, Inc. for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP


Richmond, Virginia
April 15, 1999